Number

Aquablue International, Inc.

Shares

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK

Cusip 0341T 103
PAR VALUE: $0.0001

COMMON VOTING STOCK
FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT

IS THE REGISTERED HOLDER OF

SHARES OF THE COMMON STOCK OF Aquablue International, Inc., a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. **Witness** the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

Not Valid Unless
Initialed by Transfer Agent
By: Authorized Initial
Madison Stock Transfer Inc.
P. O. Box 145
Brooklyn, N.Y. 11229

Manuel Da Silva, CEO


CORPORATE
Seal
NEVADA